EXHIBIT 22 - PARENT AND SUBSIDIARIES OF THE REGISTRANT
     The Company has no parent. The following were subsidiaries of the Company as of December 31, 1995.

                                                                 Percentage of
                                                 Jurisdiction  Voting Securities
                                                      of           Owned By
                    Name                         Organization  Immediate Parent
-------------------------------------------------------------------------------

Bemis Company, Inc. (the "Registrant")

     Banner Packaging, Inc.                       Wisconsin           100%
     Bemis Export Co. Ltd.                        Jamaica              80%
     Bolsas Bemis S.A. de C.V.                    Mexico               50%
     Curwood , Inc.                               Delaware            100%
          Curwood Packaging (Canada) Limited      Canada              100%
     Hayssen Manufacturing Company                Delaware            100%
          Bemis U.K. Limited                      United Kingdom       50%
               Hayssen Europa Limited             United Kingdom      100%
          Hayssen Europa GmbH                     Germany             100%
          Hayssen Europa S.p.A.                   Italy               100%
          Hayssen Mexico S.A. de C.V.             Mexico               98%
     Hayssen Mexico S.A. de C.V.                  Mexico                2%
     MacKay, Inc.                                 Kentucky            100%
     Mankato Corporation                          Delaware            100%
     Milprint, Inc.                               Wisconsin           100%
     Morgan Adhesives Company                     Ohio                86.9%
          Accraply, Inc.                          Ohio                100%
          Bemis Coordination Center S.A.          Belgium              33%
          Bemis Export Co. Ltd.                   Jamaica              20%
          Bemis U.K. Limited                      United Kingdom       50%
               MACtac U.K. Limited                United Kingdom      100%
          MACtac Europe S.A.                      Belgium              89%
               Bemis Coordination Center S.A.     Belgium              67%
               Bemis Technologies S.A.            Belgium             100%
               MACtac Deutschland GmbH            Germany             100%
               MACtac France S.a.r.l.             France              100%
          MACtac Scandinavia A.B.                 Sweden              100%
          MACtac Canada Ltd/Ltee                  Canada              100%
               MACtac Europe S.A.                 Belgium              11%
          MACtac U.K. Limited                     United Kingdom      100%
          MACtac A.G.                             Switzerland         100%
          MACtac Mexico S.A.                      Mexico               49%
          MACtac, Inc.                            Ohio                100%
     Pervel Industries, Inc.                      Delaware            100%

                               BEMIS COMPANY, INC.

                       222 South Ninth Street, Suite 2300

                             Minneapolis, Minnesota

                                   55402-4099

                                 (612) 376-3000


                             Benjamin R. Field, III
                          Senior Vice President, Chief
                         Financial Officer and Treasurer

APPENDIX TO THE ELECTRONIC FILING - 1995 FORM 10-K

Data appearing on bar charts on page one of the 1995 Annual Report.


                                    1991      1992      1993      1994      1995
                                    ----      ----      ----      ----      ----

     Earnings Per Share           $ 1.03    $ 1.10    $  .86    $ 1.40    $ 1.63


     Net Sales ($ Millions)       $1,142    $1,181    $1,203    $1,390    $1,523


     Return on Average
     Total Capital                 11.8%     11.8%      9.2%     13.4%     13.5%


     Dividends paid Per
     Common Share                 $  .42     $  .46   $  .50     $  .54   $  .64